Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Hut 8 Mining Corp.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Hut 8 Mining Corp. ("the Company") of our report dated March 24, 2021 and April 2, 2020, relating to the Company's consolidated financial statements for the years ended December 31, 2020 and December 31, 2019 which are incorporated by reference in the Company's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on June 23, 2021.

/s/ DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS

June 23, 2021

Vancouver, Canada